
<ARTICLE> 5
<LEGEND>
THE SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE JP
REALTY, INC. FORM 10-Q FOR THE PERIOD ENDED MARCH 31, 1998 AND IS QUALIFIED
IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>

<PERIOD-TYPE>                   3-MOS                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1998        DEC-31-1997
<PERIOD-END>                               MAR-31-1998        MAR-31-1997
<CASH>                                          $9,328             $5,800
<SECURITIES>                                         0                  0
<RECEIVABLES>                                        0<F1>              0<F1>
<ALLOWANCES>                                         0<F1>              0<F1>
<INVENTORY>                                          0                  0
<CURRENT-ASSETS>                                     0<F2>              0<F2>
<PP&E>                                               0<F1>              0<F1>
<DEPRECIATION>                                       0<F1>              0<F1>
<TOTAL-ASSETS>                                 556,585            393,132
<CURRENT-LIABILITIES>                                0<F2>              0<F2>
<BONDS>                                              0                  0
<PREFERRED-MANDATORY>                                0                  0
<PREFERRED>                                          0                  0
<COMMON>                                             2                  2
<OTHER-SE>                                           0                  0
<TOTAL-LIABILITY-AND-EQUITY>                   556,585            393,132
<SALES>                                              0                  0
<TOTAL-REVENUES>                                24,503             18,375
<CGS>                                                0                  0
<TOTAL-COSTS>                                        0                  0
<OTHER-EXPENSES>                                12,452<F3>          9,144<F4>
<LOSS-PROVISION>                                     0                  0
<INTEREST-EXPENSE>                               3,958              1,676
<INCOME-PRETAX>                                      0                  0
<INCOME-TAX>                                         0                  0
<INCOME-CONTINUING>                                  0                  0
<DISCONTINUED>                                       0                  0
<EXTRAORDINARY>                                      0                  0
<CHANGES>                                            0                  0
<NET-INCOME>                                     6,642              6,214
<EPS-PRIMARY>                                    $0.38<F5>          $0.36<F5>
<EPS-DILUTED>                                    $0.37<F5>          $0.36<F5>

<F1>The Company utilizes a condensed balance sheet format for 10-Q reporting.
Amounts are included in Other Assets.
<F2>The financial statements reflect an unclassifed balance sheet due to the nature of the Company's industry - Real Estate Investment Trust.
<F3>Amount is comprised of $16,410 of expenses less interest expense of $3,958 reflected elsewhere in this Financial Data Schedule.
<F4>Amount is comprised of $10,820 of expenses less interest expense of $1,676 reflected elsewhere in this Financial Data Schedule.
<F5>Amount reflects new standard of FAS 128 for Basic Earnings Per Share and
Diluted Earnings Per Share.


